Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-180005) and S-8 (Nos. 333-169715, 333-172514, 333-180006, 333-187598, and 333-188711) of Amyris, Inc. of our report dated April 1, 2014 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP
San Jose, California
April 1, 2014